    As filed with the Securities and Exchange Commission on October 18, 1996
                         Registration No. 33-


--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                         ------------------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933




                         ------------------------------
                            PRECISION SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)



           DELAWARE                                     41-1425909
(State or other jurisdiction of          (I.R.S. Employer Identification Number)
incorporation or organization)


                            11800 30TH COURT NORTH
                         ST. PETERSBURG, FLORIDA 33716
                                 (813) 572-9300
              (Address, including zip code, and telephone number,
        including area code of registrant's principal executive offices)

                                STEVEN H. GRANT
                            11800 30TH COURT NORTH
                         ST. PETERSBURG, FLORIDA 33716
                                 (813) 572-9300
           (Name, address, including zip code, and telephone number,
                   including area code of agent for service)




                     STOCK OPTION AND RESTRICTED STOCK PLAN
                            (Full title of the plan)


                        CALCULATION OF REGISTRATION FEE

================================================================================
                                      Proposed     Proposed
 Title of                              Maximum      Maximum
Securities               Amount       Offering     Aggregate       Amount of
  to be                  to be        Price Per     Offering      Registration
Registered             Registered      Unit(1)      Price(1)          Fee
--------------------------------------------------------------------------------
Common Stock, $.01     1,000,000        $8.00      $8,000,000      $2,758.62
Par Value
--------------------------------------------------------------------------------

(1) Pursuant to Rule 457 under the Securities Act of 1933, as amended, the proposed maximum offering price per share and the proposed maximum aggregate offering price are estimated solely for purposes of calculating the registration fee and are based upon the average of the high and low prices of the Common Stock of the registrant on the NASDAQ National Market System of October 1, 1996.

                               EXPLANATORY NOTE -
                     REGISTRATION OF ADDITIONAL SECURITIES

         Precision Systems, Inc. (the "Company") registered two million five hundred thousand (2,500,000) shares of common stock on registration statement No. 33-53880 on Form S-8 ("Registration Statement No. 33-53880") on October 29, 1992. The Company also registered an additional one million (1,000,000) shares of common stock on registration statement No. 33-95356 on Form S-8 ("Registration Statement No. 33-95356") on August 2, 1995. The purpose of this registration statement is to register an additional one million (1,000,000) shares of the Company's common stock relating to the Company's Stock Option and Restricted Stock Plan.



                                    PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.          DOCUMENTS INCORPORATED BY REFERENCE

         The following documents filed by Precision Systems, Inc. with the Commission pursuant to the Exchange Act are incorporated herein by reference:

                 1. The Company's Annual Report on Form 10-K for the fiscal year ended August 31, 1995.

                 2. The Company's Form 10-Q for the nine and three months ended May 31, 1996.

                 3.    The Company's Form 8-K dated September 16, 1996.

                 4.    The contents of Registration Statement No. 33-53880.

                 5.    The contents of Registration Statement No. 33-94356.



Item 8.          EXHIBITS

(5)              Opinion of Baker & McKenzie.

(23)             Consent of Independent Auditors.

(23.1) Consent of Baker & McKenzie (contained in Exhibit 5 to this registration statement).

                                   SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Petersburg, State of Florida, on this 7th day of October, 1996.


                                             PRECISION SYSTEMS, INC.

                                             By: /s/ Steven H. Grant
                                                --------------------------------
                                             Steven H. Grant
                                             Chief Financial Officer


                               POWERS OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Steven H. Grant and Kenneth M. Clinebell and each of them, his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) or supplements to this Registration Statement and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing necessary and appropriate to be done in and about the foregoing, as fully to all intents and purposes as he or she might or could do in person, lawfully do, or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons on behalf of the Registrant and in the capacities indicated on October 7, 1996.


/s/ Dick Liebhaber                      Chairman of the Board and Director
-----------------------------------
Dick Liebhaber

/s/ Russell I. Pillar                   President and Chief Executive Officer
-----------------------------------     and Director
Russell I. Pillar

/s/ Steven H. Grant                     Senior Vice President and Chief
-----------------------------------     Financial Officer
Steven H. Grant

/s/ Kenneth M. Clinebell                Vice President and Controller (Principal
-----------------------------------     Accounting Officer)
Kenneth M. Clinebell

/s/ Kwang-I Yu, Ph.D.                   Director
-----------------------------------
Kwang-I Yu, Ph.D.

/s/ Hector Alcalde                      Director
-----------------------------------
Hector Alcalde

/s/ Berte Kolde                         Director
-----------------------------------
Berte Kolde

/s/ Ian Dalziel                         Director
-----------------------------------
Ian Dalziel